Exhibit 10.2

FIRST AMENDMENT TO LOAN AGREEMENT

      THIS FIRST AMENDMENT TO LOAN AGREEMENT dated effective as of August 20th, 1999 (“First Amendment”) is made and entered into by and between FIRST SECURITY BANK, N.A., a national banking association, hereinafter referred to as “First Security Bank”; FIRST INTERSTATE BANCSYSTEM, INC., a Montana corporation, hereinafter referred to as “Borrower” and First Security Bank, N.A., a national banking association, as Agent.

W I T N E S S E T H :

      WHEREAS, First Security Bank, Wells Fargo Bank, National Association, a national banking association, hereinafter referred to as “Wells Fargo Bank”, and Colorado National Bank, a national banking association (now known as U.S. Bank National Association), hereinafter referred to as “Colorado National Bank”, and Borrower entered into that certain Loan Agreement dated effective as of October 1, 1996, hereinafter referred to as “Loan Agreement”; and

      WHEREAS, the total commitment under the Loan Agreement is currently $8,000,000; and

      WHEREAS, pursuant to agreement reached between Borrower, Wells Fargo Bank, Colorado National Bank and First Security Bank, Wells Fargo Bank and Colorado National Bank have agreed that First Security Bank will advance funds to Wells Fargo Bank and Colorado National Bank to satisfy any outstanding indebtedness owed to them by Borrower pursuant to the Loan Agreement and Wells Fargo Bank and Colorado National Bank will terminate their respective remaining commitments under and any interest they may have in the Loan Agreement, cancel their respective Notes and release their respective interest in the Collateral; and

      WHEREAS, Borrower desires that First Security Bank (i) increase its commitment to $10,000,000, (ii) lend to Borrower under its new $10,000,000 commitment whatever funds are necessary to pay all outstanding indebtedness owed by Borrower to Wells Fargo Bank and Colorado National Bank under the Loan Agreement, (iii) release its interest in the Collateral, and (iv) agree to certain other amendments to the Loan Agreement; and

      WHEREAS, First Security Bank is willing (i) to increase its commitment to $10,000,000, (ii) to fund Borrower’s payment of all outstanding indebtedness, if any, remaining owed to Wells Fargo Bank and Colorado National Bank, (iii) to release its interest in the Collateral, and (iv) to amend and modify the Loan Agreement on the terms and conditions herein.

      NOW, THEREFORE, for and in consideration of the premises and mutual promises hereinafter set forth, the parties agree as follows:

      Section 1. Conditions of Effectiveness. This First Amendment shall become effective only upon satisfaction in full of the following conditions precedent:

      (a) All of the representations and warranties set forth in Section 6 of the Loan Agreement shall be true and correct at and as of the time of the effective date of this First Amendment.

      (b) Wells Fargo Bank and Colorado National Bank shall have marked their respective $13,500,000 Promissory Notes executed by Borrower and given to each of them “Cancelled” and delivered the same to Agent. Upon closure of this First Amendment, Agent is authorized and directed to deliver the cancelled $13,500,000 Promissory Notes dated October 1, 1996 to Borrower.

      (c) First Security Bank shall have received in replacement of the $18,000,000 Revolving Credit Promissory Note dated October 1, 1996, given to it by Borrower a duly executed Replacement Revolving Credit Promissory Note in the amount of $10,000,000 (“Replacement Revolving Credit Note”), substantially in the form of Exhibit “A” attached hereto, dated the date of the original $18,000,000 Promissory Note.

      (d) First Security Bank shall have received a certificate, dated as of the effective date of this First Amendment and signed by a duly authorized Responsible Officer of Borrower, confirming that, as of such date, (i) Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement on its part to be observed and performed, and (ii) no Event of Default specified in Section 10 of the Loan Agreement, nor any event which with notice or lapse of time or both would constitute such an Event of Default, has occurred and is continuing.

      (e) First Security Bank shall have received (i) a certificate of the Secretary of State of Montana, dated within thirty (30) days of the effective date of this First Amendment, as to the good standing and charter documents of Borrower on file in the office of the Secretary of State of Montana; (ii) a certificate of the Secretary of Borrower dated as of the effective date of this First Amendment and certifying (A) that neither the bylaws nor articles of incorporation of Borrower have been amended since October 1, 1996 or if the bylaws and/or the articles of incorporation of Borrower have been so amended that attached to said certificate is a true and complete copy of the bylaws and articles of incorporation, as amended, as of the date of such certificate, (B) that attached to said certificate is a true and complete copy of the resolutions adopted by the Board of Directors of Borrower authorizing (1) the execution and delivery of this

First Amendment and (2) the execution and delivery of the Replacement Revolving Credit Note, (C) as to the incumbency and signatures of the officers signing this First Amendment, the Replacement Revolving Credit Note and any other documents contemplated or delivered under this First Amendment; (iv) a certificate from a Responsible Officer as to the incumbency and signature of the Secretary of Borrower; and (v) such other documents as the First Security Bank may reasonably request.

      (f) First Security Bank shall have received a counterpart original of this First Amendment duly executed on behalf of Borrower.

      (g) First Security Bank shall have received a non-refundable amendment fee from Borrower of ten (10) basis points of the Commitment amount of $10,000,000.

      (h) First Security Bank, as Agent, shall deliver to Borrower all of the Pledged Stock in Agent’s possession pursuant to the terms and provisions of the General Pledge and Security Agreement and this First Amendment.

      (i) All legal matters in connection with this First Amendment shall be satisfactory to Hawley Troxell Ennis & Hawley LLP, special counsel for First Security Bank.

      Section 2. Representation and Warranties. In order to induce First Security Bank to enter into this First Amendment, Borrower acknowledges and reaffirms as true, correct and complete in all material respects on and as of the date of this First Amendment all representations, warranties and covenants made by Borrower in the Loan Agreement to the same extent as though made on and as of the effective date of this First Amendment. Borrower further represents and warrants to First Security Bank as follows:

      (a) Borrower has the corporate power to execute, deliver and perform this First Amendment and to execute and deliver the Replacement Revolving Credit Note.

      (b) The execution, delivery and performance of this First Amendment and the execution and delivery of the Replacement Revolving Credit Note (i) are within Borrower’s corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) require no action by or in respect of or filing with, any governmental body, agency or official; and (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by laws of Borrower or any of its Subsidiaries.

      (c) This First Amendment has been duly executed and delivered by Borrower and constitutes, and the Replacement Revolving Credit Note when delivered hereunder will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

      (d) There is no action, suit or proceeding pending, or to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable probability of an adverse determination that would have or cause a Material Adverse Effect or which in any manner draws into question the validity of this First Amendment, the Replacement Revolving Credit Note, the Loan Agreement or any of the other Loan Documents except as listed on Exhibit “B” attached hereto.

      Section 3. Amendment of the Loan Agreement. Upon the effectiveness of this First Amendment, the Loan Agreement shall be and hereby is amended as follows:

      (a) Section 2.11 of the Loan Agreement is deleted in its entirety and the following is inserted in place thereof:

2.11 “Borrower” means First Interstate BancSystem, Inc., a bank holding company organized and existing under the laws of the State of Montana.

      (b) Section 2.22 of the Loan Agreement is deleted in its entirety and the following is inserted in place thereof:

2.22 “Commitment” means the sum of Ten Million Dollars ($10,000,000) committed by First Security Bank.

      (c) Section 2.47 of the Loan Agreement is deleted in its entirety and the following is inserted in place thereof:

2.47 “Lender” or “Lenders” means First Security Bank, N.A., a national banking association, and its successors and assigns.

      (d) Section 2.63 of the Loan Agreement is deleted in its entirety and the following is inserted in place thereof:

2.63 “Note” and/or “Notes” means the Replacement Revolving Credit Note in the amount of $10,000,000 in the form of EXHIBIT “A” attached hereto given by the Borrower to First Security Bank hereunder.

      (e) Section 2.7 of the Loan Agreement is deleted in its entirety and the chart attached hereto as Exhibit “C” is inserted in place thereof.

      (f) Section 2.89 of the Loan Agreement is deleted in its entirety and the following is inserted in place thereof:

2.89 “Termination Date” means the earlier to occur of (i) June 30, 2004, or (ii) the occurrence of an Event of Default as defined in Section 10.1 hereof, or (iii) such later date agreed to by the Lender or, if in any case such day is not a Business Day, the next succeeding Business Day.

      (g) Section 3.1 of the Loan Agreement is deleted in its entirety and the following inserted in place thereof:

3.1 Commitments to Lend. Subject to the terms and conditions herein, Lender agrees to make Advances to the Borrower from time to time before the Termination Date; provided that immediately after each Advance, the aggregate principal amount of Advances by the Lender shall not exceed the amount of its Commitment. Each Prime Rate Borrowing under Section 3.1 shall be in an aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000) or more and each LIBOR Rate Borrowing under this Section 3.1 shall be in an aggregate principal amount of One Million Dollars ($1,000,000) or more (except that any such Borrowing may be in the aggregate amount of the Unused Commitment). Within the foregoing limits, the Borrower may borrow under this Section 3.1, repay or, to the extent permitted by Section 3.7(c), prepay Advances and reborrow under this Section up to the then-remaining Unused Commitment at any time before the Termination Date.

      (h) Sections 3.2 (Mandatory Reduction of Aggregate Commitment) and 3.3 (Optional Termination or Reduction of Aggregate Commitment) of the Loan Agreement are hereby deleted in their entirety and any reference to Section 3.2 and Section 3.3 in the Loan Agreement are also hereby deleted.

      (i) Section 3.7(b) of the Loan Agreement is deleted in its entirety and any reference to Section 3.7(b) in the Loan Agreement are also hereby deleted.

      (j) Section 3.16 of the Loan Agreement is deleted in its entirety and the following inserted in place thereof:

3.16 Unused Commitment Fee. Borrower agrees to pay to Lender an Unused Commitment Fee as set forth in Exhibit “C” attached hereto annualized on the basis of a 360-day year and actual days elapsed on the daily unused portions of the Commitment for each day from the date of the First Amendment until the Termination Date or until this Agreement is sooner terminated. Said Unused Commitment Fee is payable on the tenth Business Day following the end of each calendar year quarter in arrears beginning with the calendar quarter ending on September 30, 1999 or on the Termination Date.

      (k) A new Section 3.20 shall be and hereby is added to the Loan Agreement as follows:

3.20 Annual Commitment Fee. Borrower agrees to pay to Lender an Annual Commitment Fee equal to five (5) basis points of Lender’s Commitment annualized on the basis of a 360-day year and actual days elapsed from the date of the First Amendment until the Termination Date or until this Agreement is sooner terminated. Said Annual Commitment Fee is payable on June 30, 2000 and on June 30th of each and every year thereafter until the Termination Date.

      (l) Section 8 (Security) of the Loan Agreement is hereby deleted in its entirety.

      (m) A new Section 13.16 shall be and hereby is added to the Loan Agreement as follows:

13.16 Year 2000 Compliance. Borrower shall take all action that may be necessary or desirable, or that Lender may reasonably request, in order to be certain that the Borrower, its affiliates, and, to the best of Borrower’s ability, all customers, suppliers and vendors that are material to the Borrower’s business, become Year 2000 Compliant on or before October 1, 1999. As used in this section, “Year 2000 Compliant” shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems used by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after January 1, 2000. Borrower shall, promptly upon request, provide to Lender such certifications or other evidence of Borrower’s compliance with the terms of this section as Lender may from time to time reasonably require.

      Section 4. Cancellation of Original Notes. At the time that Borrower delivers this First Amendment and the Replacement Revolving Credit Note to First Security Bank, Wells Fargo Bank, Colorado National Bank and First Security Bank shall each cancel the Notes previously given to each of them in connection with the Loan Agreement and mark the same “Cancelled.”

      Section 5. Release of Collateral. At the time that Borrower delivers this First Amendment and the Replacement Revolving Credit Note to First Security Bank, Agent shall and is hereby directed to release the Collateral and to deliver to Borrower all of the stock certificates it is holding in connection with the Loan Agreement. Upon release and delivery of the stock certificates to Borrower, it is understood and agreed that all of Lender’s right, title and interest in the Collateral is terminated.

      Section 6. Fees and Costs. Borrower agrees to reimburse First Security Bank for all reasonable out-of-pocket fees, costs, and expenses incurred and paid by First Security Bank incident to or in connection with or in anticipation of, and in effecting, the execution of this First Amendment, including, without limitation, First Security Bank’s attorney fees incurred in connection with the preparation of this First Amendment, and the miscellaneous documents associated therewith. Borrower shall reimburse First Security Bank for all such fees, costs, and expenses within ten (10) days of its receipt of the billing for said items.

      Section 7. Governing Law. The Loan Agreement, this First Amendment shall be construed in accordance with and governed by the law of the State of Idaho.

      Section 8. Section Headings. The section headings used herein are for convenience of reference only, are not part of this First Amendment and are not to affect the construction of or be taken into consideration in interpreting this First Amendment.

      Section 9. Loan Agreement. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used therein, the terms “Agreement,” “this Agreement,” “herein,” “hereinafter,” “hereto,” and words of similar import shall, unless the context otherwise requires, mean the Loan Agreement as amended hereby. Capitalized terms used in this First Amendment which are defined in the Loan Agreement and not otherwise defined herein shall have the same meanings herein as assigned to such terms in the Loan Agreement.

      Section 10. Counterparts; Effective Date. This First Amendment may be executed in any number of counterparts and delivered by facsimile transmission, all of which together shall constitute one and the same instrument. This First Amendment shall become effective when copies hereof, which, when taken together, bear the signatures of each of the parties hereto, shall have been received by the First Security Bank and the conditions set forth in Section 1 hereof shall have been satisfied.

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

LENDER:	FIRST SECURITY BANK, N.A.

By: /s/ VICKI V. RIGA ____________________________________ Name: Vicki V. Riga ______________________________ Vice President

BORROWER:	FIRST INTERSTATE BANCSYSTEM, INC.

By: /s/ LYLE R. KNIGHT ____________________________________ Name: Lyle R. Knight _______________________________ Title: President/COO

(a duly authorized officer)

EXHIBIT A

REPLACEMENT
REVOLVING CREDIT
PROMISSORY NOTE

PRINCIPAL AMOUNT: $10,000,000                                                                           DATE: OCTOBER 1, 1996

DUE DATE: June 30, 2004

      FOR VALUE RECEIVED, the undersigned FIRST INTERSTATE BANCSYSTEM, INC., a Montana corporation (formerly known as First Interstate Bancsystem of Montana, Inc.), with its principal offices in Billings, Montana, hereinafter referred to as “Maker”, promises to pay to the order of First Security Bank, N.A., a national banking association, with its principal offices in Boise, Idaho, hereinafter referred to as “Bank”, at the head office of First Security Bank, N.A., 119 North Ninth Street, Boise, Idaho 83730, or such other place as the Holder hereof may, from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TEN MILLION DOLLARS ($10,000,000) (provided, however, such principal balance may be less depending upon the amount of principal drawn by Maker from time to time pursuant to that certain Loan Agreement dated October 1, 1996, as amended by that certain First Amendment to Loan Agreement dated August        , 1999, hereinafter referred to as “Loan Agreement”), with interest on the outstanding principal balance payable to Bank hereunder at the rates set forth in said Loan Agreement, as amended. Maker further agrees to pay the outstanding principal balance together with the interest accrued thereon at the times and in the amounts as required in said Loan Agreement, as amended with all unpaid principal and accrued interest due and payable on June 30, 2004.

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      This Replacement Revolving Credit Promissory Note, hereinafter referred to as “Replacement Note,” is entitled to the benefits of the Loan Agreement, as amended, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain stated events and also for voluntary prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

      The Loan Agreement, as amended, is incorporated herein by this reference and terms defined therein are used herein with their defined meanings unless otherwise defined herein.

      This Replacement Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of Idaho. All actions or proceedings arising in connection with this Replacement Note shall be tried and litigated only in the state and federal courts located in the County of Ada, State of Idaho.

      If Maker shall be in default in the payment of the principal and interest as called for under the terms of this Replacement Note or in default under the terms of the Loan Agreement, as amended, or the Loan Documents as defined therein, and the balance then due and payable by Maker to Bank is collected with the assistance of an attorney and before commencement of a suit thereon, reasonable attorney fees and costs incurred by Bank shall be added to the balance due and payable to Bank hereunder, and in case action is instituted to collect this Replacement Note or any installments thereof, Maker does further agree to pay such sum as the court may adjudge reasonable as attorney fees and cost in such action. Furthermore, Maker agrees to pay Bank for all attorney’s fees and costs incurred by Bank in enforcing its rights hereunder and collecting the amount owed to it, including but not limited to extracting any property given as security for the

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payment of this Replacement Note from the Bankruptcy estate, during any period in which Maker is subject to the rules, regulations and provisions of the United States Bankruptcy Code.

      Maker hereby waives presentment of payment, notice of nonpayment, protest and notice of protest of nonpayment of this Replacement Note or any installment or portion thereof.

      Each reference to Bank shall be deemed to include its agent, successors and assigns, in whose favor the provisions of this Replacement Note shall also inure. Each reference to Maker shall be deemed to include its successors, assigns, sureties, and legal representatives, all of whom shall be bound by the terms and provisions of this Replacement Note.

      This Replacement Note is given by the Maker to the Bank pursuant to that certain First Amendment to Loan Agreement dated August___, 1999, and entered into by Maker and the Bank.

FIRST INTERSTATE BANCSYSTEM, INC.

By:_________________________________
Name:____________________________
President
(a duly authorized officer)

ATTEST:

_________________________________
Secretary

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EXHIBIT “C”

      2.7 “Applicable Margin” means the margin set forth in the chart below.

Unused Fee
Consolidated Tier One	LIBOR	Prime Rate	per Section
Capital Ratio	Advances	Advances	3.16

** 10.0	+ 125 bps	+ 0 bps	10 bps

* 10.0; ** 8.0	+ 150 bps	+ 0 bps	10 bps

* 8.0; ** 6.0	+ 175 bps	+ 0 bps	25 bps

* 6.0	+ 200 bps	+25 bps	37.5 bps

* Indicates less than.
** Indicates greater than or equal to.